Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. REPORTS

RESULTS FOR THE THIRD QUARTER 2016

MIAMI, FLORIDA, November 14, 2016 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (NASDAQ: SBSA) today reported financial results for the three- and nine-months ended September 30, 2016.

Financial Highlights

(in thousands)	Three-Months Ended September 30,		%	Nine-Months Ended September 30,		%
	2016	2015	Change	2016	2015	Change
Net revenue:
Radio	$32,055	$33,476	(4)%	$92,009	$97,195	(5)%
Television	3,580	2,905	23%	10,499	9,428	11%
Consolidated	$35,635	$36,381	(2)%	$102,508	$106,623	(4)%
OIBDA, a non-GAAP measure*:
Radio	$13,490	$14,342	(6)%	$36,497	$37,366	(2)%
Television	98	(769)	(113)%	(217)	(758)	(71)%
Corporate	(2,505)	(2,870)	(13)%	(8,047)	(7,442)	8%
Consolidated	$11,083	$10,703	4%	$28,233	$29,166	(3)%

* Please refer to the Non-GAAP Financial Measures section for a definition of OIBDA and a reconciliation from OIBDA to the most directly comparable GAAP financial measure.

Discussion and Results

“During the third quarter, we continued to execute our multi-platform strategy aimed at growing our total audience share,” commented Raúl Alarcón, Chairman and CEO. “We further expanded our digital platform, particularly in mobile where we recently added a full video channel line-up to our LaMusica app. Today LaMusica is a robust video and audio platform that delivers a unique entertainment experience to users while offering advertisers opportunities to reach a highly engaged Hispanic millennial audience. The continued strengthening of our digital capabilities builds upon our leading station brands in the largest Hispanic media markets and strengthens our ability to deliver targeted multi-platform audiences to our advertising partners.”

Quarter End Results

For the quarter-ended September 30, 2016, consolidated net revenues totaled $35.6 million compared to $36.4 million for the same prior year period, resulting in a decrease of $0.7 million or 2%.  Our radio segment net revenues decreased $1.4 million or 4%, due to decreases in national, network, barter and internet revenue, which were partially offset by increases in local sales and special events.  Our local sales increased in our San Francisco, Miami, Los Angeles and Puerto Rico markets, while our national sales decreased in our New York, Chicago, San Francisco and Los Angeles markets.  Our special events revenue increased in our Los Angeles, San Francisco and Puerto Rico markets due to an increase in scheduled events.  Our television segment net revenues increased $0.7 million or 23%, due to the increases in national, local and barter sales.

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Consolidated OIBDA, a non-GAAP measure, totaled $11.1 million compared to $10.7 million for the same prior year period, representing an increase of $0.4 million or 4%. Our radio segment OIBDA decreased $0.9 million primarily due to a decrease in net revenues of $1.4 million partially offset by a decrease in operating expenses of $0.6 million.  Radio station operating expenses decreased mainly due to decreases in commissions, advertising, promotion and prize expenses, affiliate compensation, bad debt and facilities expenses offset by increases in rating service, special events and digital programming content expenses.  Our television segment OIBDA improved $0.9 million, due to the increase in net revenues of $0.7 million and the decrease in operating expenses of $0.2 million.  Television station operating expenses decreased primarily due to decreases professional fees and barter expenses offset by increases in originally produced programming costs.  Our corporate expenses decreased $0.4 million or 13%, mostly due to a decrease in professional fees offset by an increase in compensation and benefits, and stock-based compensation.

Operating income totaled $9.9 million compared to $8.8 million for the same prior year period, representing an increase of $1.1 million or 13%.  This increase in operating income was primarily due to the decrease in net revenues offset by the decrease in operating expenses and the prior period recognition of an impairment of our FCC license.

Nine-Months Ended Results

For the nine-months ended September 30, 2016, consolidated net revenues totaled $102.5 million compared to $106.6 million for the same prior year period, resulting in a decrease of $4.1 million or 4%.  Our radio segment net revenues decreased $5.2 million or 5%, due to decreases in national, network, barter, special events and internet revenue, which were partially offset by an increase in local sales.  Our local sales increased in our Los Angeles, New York, Miami and San Francisco markets, while our national sales decreased in our Chicago, New York, Miami and San Francisco markets.  Our special events revenue decreased in our Los Angeles, New York, Miami, and Puerto Rico markets due to a decrease in scheduled events.  Our television segment net revenues increased $1.1 million or 11%, due to the increases in national, local and barter sales.

Consolidated OIBDA, a non-GAAP measure, totaled $28.2 million compared to $29.2 million for the same prior year period, representing a decrease of $1.0 million or 3%.  Our radio segment OIBDA decreased $0.9 million due to offsetting decreases in net revenues and operating expenses.  Radio station operating expenses decreased mainly due to decreases in special events, facilities, commissions, personnel compensation and benefits, and bonus expenses, which were offset by increases in rating services. professional fees, transmission facility related taxes, and the acquisition of digital programming content. Our television segment OIBDA improved $0.5 million, due to the increase in net revenues of $1.1 million offset by the increase station operating expenses of $0.6 million.  Television station operating expenses increased primarily due to increases in commissions, rating services, bad debt and barter expenses offset by decreases in special event expense, professional fees, and reductions of acquired and originally produced programming costs.  Our corporate expenses increased by $0.6 million or 8%, mostly due to an increase in compensation and benefits, and stock-based compensation offset by a decrease in professional fees.

Operating income totaled $24.7 million compared to $25.0 million for the same prior year period, representing a decrease of $0.3 million or 1%.  This decrease in operating income was primarily due to the decrease in net revenues offset by the decrease in operating expenses and the prior period recognition of an impairment of our FCC license.

Third Quarter 2016 Conference Call

We will host a conference call to discuss our third quarter 2016 financial results on Wednesday, November 16, 2016 at 11:00 a.m. Eastern Time.  To access the teleconference, please dial 412-317-5441 ten minutes prior to the start time.

If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Wednesday, November 30, 2016, which can be accessed by dialing 877-344-7529 (U.S.) or 412-317-0088 (Int’l), passcode: 10095829.

There will also be a live webcast of the teleconference, located on the investor portion of our corporate Web site, at www.spanishbroadcasting.com/webcasts.shtml. A seven day archived replay of the webcast will also be available at that link.

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. owns and operates 17 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Spanish Tropical, Regional Mexican, Spanish Adult Contemporary, Top 40 and Latin Rhythmic format genres. SBS also operates AIRE Radio Networks, a national radio platform which creates, distributes and markets leading Spanish-language radio programming to over 100 affiliated stations reaching 90% of the U.S. Hispanic audience.  SBS also owns MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events and owns multiple bilingual websites, including

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www.LaMusica.com, an online destination and mobile app providing content related to Latin music, entertainment, news and culture. For more information, visit us online at www.spanishbroadcasting.com.

This press release contains certain forward-looking statements.  These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release.  Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations.  Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology.  Factors that could cause actual results, events and developments to differ are included from time to time in the Company’s public reports filed with the Securities and Exchange Commission.  All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

(Financial Table Follows)

Contacts:
Analysts and Investors	Analysts, Investors or Media
Joseph A. Garcia	Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
(305) 441-6901	(212) 986-6667

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Below are the Unaudited Condensed Consolidated Statements of Operations for the three- and nine-months ended   September 30, 2016 and 2015.

	Three-Months Ended September 30,		Nine-Months Ended September 30,
Amounts in thousands, except per share amounts	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Net revenue	$35,635	$36,381	$102,508	$106,623
Station operating expenses	22,047	22,808	66,228	70,015
Corporate expenses	2,505	2,870	8,047	7,442
Depreciation and amortization	1,133	1,152	3,548	3,622
(Gain) loss on the disposal of assets, net	—	1	(3)	(77)
Impairment charges and restructuring costs	—	735	(26)	598
Operating income	9,950	8,815	24,714	25,023
Interest expense, net	(10,020)	(9,951)	(30,109)	(29,879)
Dividends on Series B preferred stock classified as interest expense	(2,433)	(2,433)	(7,300)	(7,300)
Loss before income taxes	(2,503)	(3,569)	(12,695)	(12,156)
Income tax expense (benefit)	2,259	4,123	7,162	7,736
Net loss	(4,762)	(7,692)	(19,857)	(19,892)
Net loss per common share:
Basic & Diluted	$(0.66)	$(1.06)	$(2.73)	$(2.74)
Weighted average common shares outstanding:
Basic & Diluted	7,267	7,267	7,267	7,267

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Non-GAAP Financial Measures

Operating Income (Loss) before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, and Impairment Charges and Restructuring Costs (“OIBDA”) is not a measure of performance or liquidity determined in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States.  However, we believe that this measure is useful in evaluating our performance because it reflects a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions.  This measure is widely used in the broadcast industry to evaluate a company’s operating performance and is used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations.  However, this measure should not be considered in isolation or as a substitute for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP. In addition, because OIBDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

Included below are tables that reconcile OIBDA to operating income (loss) for each segment and consolidated operating income (loss), which is the most directly comparable GAAP financial measure.

	For the Three-Months Ended September 30, 2016
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$11,083	13,490	98	(2,505)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,133	457	568	108
(Gain) loss on the disposal of assets, net	-	—	—	—
Impairment charges and restructuring costs	-	—	—	—
Operating Income (Loss)	$9,950	13,033	(470)	(2,613)

	For the Three-Months Ended September 30, 2015
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$10,703	14,342	(769)	(2,870)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,152	432	630	90
(Gain) loss on the disposal of assets, net	1	—	1	—
Impairment charges and restructuring costs	735	925	—	(190)
Operating Income (Loss)	$8,815	12,985	(1,400)	(2,770)

	For the Nine-Months Ended September 30, 2016
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$28,233	36,497	(217)	(8,047)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	3,548	1,420	1,815	313
(Gain) loss on the disposal of assets, net	(3)	(3)	—	—
Impairment charges and restructuring costs	(26)	—	—	(26)
Operating Income (Loss)	$24,714	35,080	(2,032)	(8,334)

	For the Nine-Months Ended September 30, 2015
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$29,166	37,366	(758)	(7,442)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	3,622	1,363	1,977	282
(Gain) loss on the disposal of assets, net	(77)	(68)	2	(11)
Impairment charges and restructuring costs	598	925	—	(327)
Operating Income (Loss)	$25,023	35,146	(2,737)	(7,386)

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Unaudited Segment Data

We have two reportable segments: radio and television.  The following summary table presents separate financial data for each of our operating segments:

	Three-Months Ended September 30,		Nine-Months Ended September 30,
	2016	2015	2016	2015
	(In thousands)		(In thousands)
Net revenue:
Radio	$32,055	$33,476	$92,009	$97,195
Television	3,580	2,905	10,499	9,428
Consolidated	$35,635	$36,381	$102,508	$106,623
Engineering and programming expenses:
Radio	$5,853	$5,551	$17,997	$17,113
Television	1,983	1,942	5,587	5,984
Consolidated	$7,836	$7,493	$23,584	$23,097
Selling, general and administrative expenses:
Radio	$12,712	$13,583	$37,515	$42,716
Television	1,499	1,732	5,129	4,202
Consolidated	$14,211	$15,315	$42,644	$46,918
Corporate expenses:	$2,505	$2,870	$8,047	$7,442
Depreciation and amortization:
Radio	$457	$432	$1,420	$1,363
Television	568	630	1,815	1,977
Corporate	108	90	313	282
Consolidated	$1,133	$1,152	$3,548	$3,622
(Gain) loss on the disposal of assets, net:
Radio	$—	$—	$(3)	$(68)
Television	—	1	—	2
Corporate	—	—	—	(11)
Consolidated	$—	$1	$(3)	$(77)
Impairment charges and restructuring costs:
Radio	$—	$925	$—	$925
Television	—	—	—	—
Corporate	—	(190)	(26)	(327)
Consolidated	$—	$735	$(26)	$598
Operating income (loss):
Radio	$13,033	$12,985	$35,080	$35,146
Television	(470)	(1,400)	(2,032)	(2,737)
Corporate	(2,613)	(2,770)	(8,334)	(7,386)
Consolidated	$9,950	$8,815	$24,714	$25,023

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Selected Unaudited Balance Sheet Information and Other Data:

As of
(Amounts in thousands)	September 30, 2016
Cash and cash equivalents	$27,423
Total assets	$451,714
12.5% Senior Secured Notes due 2017, net	$271,862
Other debt	4,692
Total debt	$276,554
Series B preferred stock	$90,549
Accrued Series B preferred stock dividends payable	62,865
Total	$153,414
Total stockholders' deficit	$(117,696)
Total capitalization	$312,272

	For the Nine-Months Ended September 30,
	2016	2015
Capital expenditures	$2,130	$1,384
Cash paid for income taxes	$168	$321